UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                 SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934
                    (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as
    permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                   SEABOARD CORPORATION

     (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than
                      the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-
    6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:___________________________________________________

   (2) Aggregate number of securities to which transaction applies:___________________________________________________

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
        (set forth the amount on which the filing fee is calculated and state how it was determined):__________________________

   (4)  Proposed maximum aggregate value of transaction:___________

   (5)  Total fee paid:____________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount previously paid:____________________________________

   (2)  Form, Schedule or Registration Statement No.:______________

   (3)  Filing party:______________________________________________

   (4)  Date filed:________________________________________________

                  SEABOARD CORPORATION
                  9000 West 67th Street
              Shawnee Mission, Kansas 66202
        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     APRIL 23, 2007

     Notice is hereby given that the 2007 Annual Meeting of Stockholders of Seaboard Corporation, a Delaware corporation, will be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts, on Monday,
April 23, 2007, commencing at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

     1. To elect five directors to hold office until the 2008 annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To consider and act upon ratification and approval of the selection of KPMG LLP as the independent auditors of Seaboard for the year ending December 31, 2007; and

     3. To transact such other business as properly may come before the meeting.

     The Board of Directors has fixed the close of business on Monday, March 5, 2007, as the record date for determination of the stockholders entitled to notice of, and to vote at, the annual meeting.

     If you do not expect to attend the annual meeting in person, please sign and date the enclosed proxy, and return it in the enclosed addressed envelope.
                              By  order  of the Board  of
                              Directors,


                              David M. Becker,
                              Vice   President,   General
                              Counsel and Secretary

March 12, 2007

                 SEABOARD CORPORATION
                 9000 West 67th Street
            Shawnee Mission, Kansas  66202

                    PROXY STATEMENT
            ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 23, 2007

                                         March 12, 2007
Date, Time and Place of the Meeting

  This  proxy statement is furnished in connection with
the  solicitation  of proxies for  use  at  the  annual
meeting   of   stockholders  of  Seaboard   Corporation
("Seaboard") to be held on Monday, April 23, 2007, commencing at 9:00 a.m., local time, and at any adjournment thereof. The meeting is called for the purposes set forth in the foregoing Notice of Annual
Meeting,  and  will  be  held at the  Sheraton  Needham
Hotel, 100 Cabot Street, Needham, Massachusetts.

Stockholders Entitled to Vote at the Meeting

  Stockholders  of record as of the close  of  business
on the March 5, 2007 record date are entitled to notice
of,  and  to  vote at, the annual meeting  and  at  any
adjournment thereof.  Seaboard had 1,261,367.24  shares
of  common  stock,  $1.00  par value,  outstanding  and
entitled  to  vote as of the record  date.   Each  such
share of common stock is entitled to one vote on each matter properly to come before the annual meeting.
This proxy statement and the enclosed form of proxy were first sent or given to stockholders on or about
March 12, 2007.

Quorum Requirement

  A  quorum  of  stockholders is necessary  to  hold  a
valid meeting.  A majority of our outstanding shares of
common  stock  on  the record date, or 630,684  shares,
will  be  needed to establish a quorum for  the  annual
meeting.   Votes  cast at the annual  meeting  will  be
tabulated   by  persons  duly  appointed  to   act   as
inspectors  of  election  and  voting  for  the  annual
meeting.   The inspectors of election and  voting  will
treat  shares  represented by  a  properly  signed  and
returned  proxy  as present at the annual  meeting  for
purposes  of  determining a quorum, without  regard  to
whether  the  proxy  is marked as  casting  a  vote  or
abstaining.  Likewise, the inspectors will treat shares
of  stock represented by "broker non-votes" as  present
for purposes of determining a quorum.  Broker non-votes
are  proxies with respect to shares held in record name
by  brokers  or nominees, as to which (i)  instructions
have  not  been received from the beneficial owners  or
persons  entitled to vote; (ii) the broker  or  nominee
does   not   have  discretionary  voting  power   under
applicable national securities exchange rules or the instrument under which it serves in such capacity; and
(iii) the record holder has indicated on the proxy card or otherwise notified Seaboard that it does not have authority to vote such shares on that matter.

Attending the Meeting and Voting in Person

  If  you plan to attend the annual meeting and vote in
person,  we  will  give you a ballot when  you  arrive.
However,  if your shares are held in the name  of  your
broker, bank or other nominee (commonly referred to  as
being held in "street" name), proof of ownership may be
required  for  you to be admitted to  the  meeting.   A
recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Voting by Proxy

  The  Board  of Directors solicits your proxy  in  the
form  enclosed  for  use at the  annual  meeting.   Any
stockholder  giving a proxy in the  enclosed  form  may
revoke  it  at  any  time before it  is  exercised.   A
stockholder  may revoke his or her proxy by  delivering
to  the  Secretary  of  Seaboard a  written  notice  of
revocation  or  a duly executed proxy bearing  a  later
date, or by attending the meeting and voting in person.
A  completed and signed proxy in the enclosed form,  if
received  in time for voting and not revoked,  will  be
voted  at  the  annual meeting in accordance  with  the
instructions of the stockholder.  Where a stockholder's
voting  instructions  are  not  specified,  the  shares
represented  by  the  proxy will  be  voted  "for"  the
election of the nominees for director listed herein and
"for"  ratification of the selection  of  KPMG  LLP  as
independent auditors for 2007.  The Board of  Directors
does  not  know  of any matters that  will  be  brought
before the meeting other than those referred to in  the
Notice of Annual Meeting.  However, if any other matter
properly comes before the meeting, it is intended  that
the  persons  named in the enclosed form of  proxy,  or
their substitutes acting thereunder, will vote on  such
matter   in   accordance  with  their  discretion   and
judgment. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Seaboard will bear all expenses in connection with the solicitation of proxies, including preparing, assembling, and mailing this proxy statement. After the initial mailing of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of Seaboard.
Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses will be paid by Seaboard.

Vote Required

  A   favorable  plurality  of  votes  cast  (a  number
greater  than  those cast for any other candidates)  is
necessary  to elect members of the Board of  Directors.
Accordingly, abstentions or broker non-votes as to  the
election  of directors will not affect the election  of
the  candidates receiving the plurality of votes.   The
other   proposals   set  forth   herein   require   the
affirmative vote of a majority of the shares present at the meeting. Shares represented by broker non-votes as to such matters are treated as not being present for the purposes of such matters, while abstentions as to such matters are treated as being present but not voting in the affirmative. Accordingly, the effect of broker non-votes is only to reduce the number of shares considered to be present for the consideration of such matters, while abstentions will have the same effect as votes against the matter.

                PRINCIPAL STOCKHOLDERS

  The  following  table sets forth certain  information
as   of  January  31,  2007  regarding  the  beneficial
ownership  of  Seaboard's  common  stock  by   Seaboard
Flour LLC ("Seaboard Flour"), the only person known  to
us  to own beneficially 5 percent or more of Seaboard's
common   stock.    Unless  otherwise   indicated,   all
beneficial ownership consists of sole voting and sole investment power.

      Name and Address                Amount and Nature of     Percent
      of Beneficial Owner             Beneficial Ownership     of Class

      Seaboard Flour (1)                    893,948.24          70.9%
      822 Boylston Street, Suite 301
      Chestnut Hill, MA 02467

(1) S.   Bresky,  President  and  Chief  Executive
    Officer of Seaboard, H. Bresky (S. Bresky's father and Chairman of the Board) and other members of the Bresky family, including trusts created for their benefit, beneficially own approximately 99.5 percent of the common units of Seaboard Flour. S. Bresky is the co-trustee and beneficiary of some of the trusts owning Seaboard Flour units, and may be deemed to have indirect beneficial ownership of Seaboard's common stock held by Seaboard Flour by virtue of his position as manager of Seaboard Flour, with the right to vote Seaboard shares owned by Seaboard
    Flour.

    Until  November  1,  2006,  H.  Bresky,  through  his
    direct   and  indirect  ownership  of  Seaboard   and
    Seaboard  Flour, controlled Seaboard.  In particular,
    H.  Bresky  was  the sole manager of Seaboard  Flour,
    and  as  such,  pursuant  to  the  Limited  Liability
    Company  Agreement of Seaboard Flour,  made  all  the
    voting  and investment decisions with respect to  the
    shares  of  Seaboard  owned by  Seaboard  Flour.   On
    November 1, 2006, H. Bresky resigned as sole manager of Seaboard Flour, and S. Bresky was appointed as his successor, resulting in S. Bresky having the right to make the voting and investment decisions with respect to the shares of Seaboard owned by Seaboard Flour. No consideration was exchanged in conjunction with this change of beneficial ownership of the shares of Seaboard Flour.

      SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

  The  following  table sets forth certain  information
as   of  January  31,  2007  regarding  the  beneficial
ownership of Seaboard's common stock by each of our directors and director nominees, each of our executive officers named in the Summary Compensation Table on page 1 and all of our directors and executive officers as a group.

          Name of                      Amount and Nature of     Percent
     Beneficial Owner                  Beneficial Ownership     of Class

     Steven J. Bresky                        906,347.24 (1)       71.9%
     H. Harry Bresky                           9,861 (2)           *
     David A. Adamsen                             20               *
     Douglas W. Baena                            100               *
     Kevin M. Kennedy                             15               *
     Joseph E. Rodrigues                         200               *
     Robert L. Steer                             - 0 -             *
     Rodney K. Brenneman                         - 0 -             *
     Edward A. Gonzalez                          - 0 -             *
     David M. Dannov                              10               *
     All  directors and executive            906,742.24 (1)       71.9%
     officers as a group (16 persons)

(1) The  shares  reported include 2,538  shares  of
    Seaboard's     common    stock    owned     directly;
    893,948.24 shares of Seaboard's common stock that may be attributed to S. Bresky by virtue of his position as sole manager of Seaboard Flour, with the right to vote Seaboard shares owned by Seaboard
    Flour; 5,611 shares of Seaboard's common stock may be attributed to S. Bresky as the holder of a co-power of attorney with respect to such shares;
    and 4,250 shares of Seaboard's common stock that may be attributed to him as co-trustee of the "Bresky
    Foundation" trust. Approximately 99.5 percent of the common units of Seaboard Flour are held by
    S. Bresky, H. Bresky and other members of the Bresky family, including trusts created for their benefit.

(2) Includes   5,611  shares  owned  directly   by
    H.  Bresky  and  4,250  shares of  Seaboard's  common
    stock that may be attributed to him as co-trustee  of
    the  "Bresky  Foundation" trust.  S. Bresky  is  also
    shown  above  as  the owner of these  shares.   These
    shares exclude 5,285 shares, or 0.4 percent of the class, held by H. Bresky's spouse.

*   Less than one percent.

            ITEM 1:  ELECTION OF DIRECTORS

  Our Board of Directors intends to reduce the number of directors from six to five at a Board of Directors meeting held immediately following the annual meeting of stockholders. Accordingly, stockholders are being asked to elect only five directors at the annual meeting, and proxies cannot be voted for more than five directors. Unless otherwise specified, proxies will be voted in favor of the election as directors of the following five persons for a term of one year and until their successors are elected and qualified.

                                                                      Director
 Name                Age     Principal Occupations and Positions        Since

Steven J. Bresky      53   Director and President and Chief Executive    2005
                           Officer (since July 2006), Senior Vice
                           President, International Operations
                           (2001-2006), Seaboard Corporation; Manager,
                           Seaboard Flour (since 2006).

David A. Adamsen      55   Director and Chairman of Audit Committee,     1995
                           Seaboard Corporation; Vice President-
                           Wholesale/Franchise & Manufacturing
                           (since 2005), The Penn Traffic Co., retail and wholesale food distribution company; Vice
                           President-Group General Manager, Northeast
                           Region (2001-2005), Dean Foods Company, dairy specialty food processor and distributor.

Douglas W. Baena      64   Director and Member of Audit Committee,       2001
                           Seaboard Corporation; Chief Executive
                           Officer (since 1997), CreditAmerica, Inc.

Kevin M. Kennedy      47   Director and Member of Audit Committee,
                           Seaboard  Corporation; Chief Financial
                           Officer (since 2005), Seaspan Corporation, vessel chartering company; President and
                           Chief Investment Officer (2001-2005), Great
                           Circle Management LLC, private equity fund.

Joseph  E. Rodrigues  70   Director, former Executive Vice President     1990
                           and Treasurer  (retired  2001),  Seaboard
                           Corporation.

  There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was nominated.

  In  case  any  person  or persons  named  herein  for
election as directors are not available for election at
the  annual  meeting,  proxies  may  be  voted  for   a
substitute nominee or nominees (unless the authority to
vote for all nominees or for the particular nominee who
has  ceased  to  be a candidate has been withheld),  as
well   as  for  the  balance  of  those  named  herein.
Management  has no reason to believe that  any  of  the
nominees   for  the  election  as  director   will   be
unavailable.

  The Board of Directors recommends that you vote for the election as directors of the five persons listed above.

            BOARD OF DIRECTORS INFORMATION

Meetings of the Board

  The  Board of Directors held eight meetings in fiscal
2006,  four  of which were telephonic meetings.   Other
actions  of  the  Board  of  Directors  were  taken  by
unanimous  written  consent as needed.   Each  director
(other than H. Bresky) attended more than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

  Seaboard   does   not  have  any   policy   requiring
directors  to  attend  Seaboard's  annual  meeting   of
stockholders, although, generally, the directors have attended Seaboard's annual stockholders' meetings. All directors attended the 2006 annual meeting.

Controlled Corporation

  Seaboard  is a "controlled corporation,"  as  defined
in  the  rules of the American Stock Exchange,  because
more than 50 percent of the voting power of Seaboard is
owned by Seaboard Flour.  As such, Seaboard is exempted
from  many  of  the  requirements  regarding  Board  of
Director  committees and independence.  The members  of
our  Board of Directors who are independent within  the
meaning   of   the  American  Stock  Exchange   listing
standards  are Joseph E. Rodrigues, David  A.  Adamsen,
Douglas W. Baena and Kevin M. Kennedy.

Committees of the Board

  Seaboard's  Board  of Directors  has  established  an
Audit Committee.  There currently are no other standing
executive, compensation, nominating or other committees
of   Seaboard's  Board  of  Directors,  or   committees
performing similar functions of the Board.

  Audit  Committee.  Seaboard's Board of Directors  has
established  an  Audit Committee  comprised  solely  of
independent  directors.   The  members  of  the   Audit
Committee  are David A. Adamsen, Douglas W.  Baena  and
Kevin M. Kennedy.  Mr. Adamsen is Chairman of the Audit
Committee.   The  Audit Committee selects  and  retains
independent  auditors  and assists  the  Board  in  its
oversight  of  the  integrity of  Seaboard's  financial
statements,   including   the   performance   of    our
independent  auditors  in their  audit  of  our  annual
financial  statements.  The Audit Committee meets  with
management  and  the  independent auditors, as  may  be
required.  The independent auditors have full and  free
access  to the Audit Committee without the presence  of
management.  The Board of Directors has determined that
Kevin  M.  Kennedy  is  an "audit  committee  financial
expert"  and is "independent," each within the  meaning
of   the  listing  standards  of  the  American   Stock
Exchange.  Mr. Kennedy is a financial expert, based  on
his experience as Chief Financial Officer of a New York
Stock Exchange company.  In addition, Mr. Kennedy holds
a Masters Degree in Business Administration  and worked
for  Bank  of  New  York, where he conducted  financial
analysis  and  managed a corporate loan portfolio,  and
for GE Capital Services Structured Finance Group, Inc.,
where he supervised the financial analysis of potential
customers and structured complex transactions.  He also
was  President  and Chief Investment Officer  of  Great
Circle  Capital  LLC,  where he was  a  member  of  the
management   committee,   responsible   for   financial
reporting   of  a  private  equity  fund.   The   Audit
Committee held four meetings in fiscal 2006, two of which were telephonic meetings.

  Compensation    Committee.    In    December    2006,
Seaboard's  Board  of  Directors  dispensed  with   its
Compensation Committee, which had been established  for
purposes  of  studying  the adoption  of  one  or  more
long-term  incentive plans.  The Compensation Committee
was dissolved because the Board determined that it does
not  intend  to  support the adoption  of  a  long-term
incentive  plan at this time.  It is the  view  of  the
Board  of  Directors  that Seaboard  need  not  have  a
Compensation  Committee because Seaboard is  controlled
by  a  single shareholder, Seaboard Flour, and  because
the  full  Board  of Directors is able to  perform  the
functions  relative  to executive  compensation.   Each
director,   other  than  H.  Bresky,  participated   in
consideration of executive and director compensation for 2006.

Director Nominations

  The  Board  of Directors believes it is not necessary
to  have a separate nominating committee because of the
low turnover of Board of Director seats and because the
entire   Board   of  Directors  participates   in   the
consideration of director nominees.  There currently is
no  charter that establishes procedures for the Board's
consideration of director nominees.  The Board believes
that  it  should be comprised of directors with varied,
complementary  backgrounds, and that directors  should,
at  a  minimum, have expertise that may  be  useful  to
Seaboard.   Directors should also possess  the  highest
personal and professional ethics, and should be willing
and  able  to  devote the required amount  of  time  to
Seaboard's business.  In determining whether a director
should be retained and stand for re-election, the Board
also   considers   that   member's   performance    and
contribution  to the Board during his tenure  with  the
Board.   Seaboard's policy is to consider nominees  who
are  submitted by stockholders on a case-by-case basis.
All    nominees,   including   those    submitted    by
stockholders, will be evaluated using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time.

Communication with the Board

  The  Board of Directors has not established a  formal
process   for   stockholders   to   follow   to    send
communications  to  the  Board  or  its   members,   as
Seaboard's policy has been to forward to the  directors
any  stockholder  correspondence it  receives  that  is
addressed   to   them.   Stockholders   who   wish   to
communicate  with the directors may do  so  by  sending
their  correspondence  addressed  to  the  director  or
directors  at  Seaboard's  headquarters  at  9000  West
67th  Street, Shawnee Mission, Kansas 66202, Attention:
General  Counsel.   All  such  correspondence  will  be
compiled and submitted to our Board or the individual directors, as applicable, on a periodic basis.

Compensation of Directors

  The following table shows the compensation received by each member of our Board of Directors (other than those who are named executive officers in the Summary
Compensation table on page 1) for service on the Board in 2006.

            Director Compensation Table (1)

                                Fees Earned
                              or Paid in Cash
          David A. Adamsen        $45,000
          Douglas W. Baena        $41,000
          Kevin M. Kennedy        $41,000
          Joseph E. Rodrigues     $33,000

(1) H. Bresky and S. Bresky do not receive any compensation for serving as directors, and thus, are not included in the table.

    For  2006, each non-employee director received $7,500
quarterly  and  an additional $2,000  per  quarter  for
service  on  the  Audit Committee of  the  Board.   The
Chairman  of  the  Audit  Committee  also  received  an
additional   $1,000  per  quarter.   Each  non-employee
director   also  receives  an  additional  $1,000   per
telephonic  meeting  lasting  longer  than  one   hour,
excluding     regular    quarterly    meetings     held
telephonically.   All director compensation  represents
fees  paid  in  cash  only.   Beginning  in  2007,  the
quarterly  compensation for each non-employee  director
will   increase  to  $10,000,  and  each   non-employee
director   will  receive  an  additional   $1,500   per
in-person meeting or telephonic meeting in excess of one hour. All other fees will remain the same.


     EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table shows all compensation earned, during the fiscal years indicated, by the current and former Chief Executive Officers, the Chief Financial
Officer and the three other highest paid executive officers of Seaboard (the "Named Executive Officers") for such period in all capacities in which they have served:

                                   Summary Compensation Table

                                             Change in
                                           Pension Value
                                         And Non-Qualified
 Name                                         Deferred
 and                                        Compensation   All Other
Principal                 Salary(1) Bonus(2) Earnings(3) Compensation(4)  Total
Position             Year   ($)       ($)       ($)           ($)          ($)

H. Harry Bresky(5)
Retired, formerly
President,
Chief Executive
Officer              2006  825,962 1,000,000  3,439,367     195,134   5,460,463

Steven J. Bresky(5)
President,
Chief Executive
Officer              2006  484,135 1,200,000  1,103,952      74,613   2,862,700

Robert L. Steer
Senior Vice
President, Chief
Financial Officer    2006  484,135 1,000,000    696,916      93,817   2,274,868

Rodney K. Brenneman
President, Seaboard
Foods LP             2006  409,231 1,000,000    446,070      86,626   1,941,927

Edward A. Gonzalez
President, Seaboard
Marine Ltd.          2006  298,558   650,000    134,274      51,649   1,134,481

David M. Dannov(6)
President, Seaboard
Overseas Trading
Group                2006  201,605   310,000    122,604      38,206     672,415

(1) Salary includes amounts deferred at the election of the Named Executive Officers under Seaboard's 401(k)
    Retirement  Savings  Plan, the  Seaboard  Corporation
    Non-Qualified  Deferred  Compensation  Plan  and  the
    Executive Deferred Compensation Plan, such plans being described below under "Benefit Plans."

(2) Reflects   guaranteed  bonus,  under  Employment
    Agreements described below (except for H. Bresky), and
    discretionary  bonus  earned  and  includes   amounts
    deferred  at  the  election of  the  Named  Executive
    Officers  under Seaboard's 401(k) Retirement  Savings
    Plan, the Seaboard Corporation Non-Qualified Deferred
    Compensation   Plan   and  the   Executive   Deferred
    Compensation  Plan  described  below  under  "Benefit
    Plans."

(3) Reflects  the actuarial increase in  the  present
    value  of the Named Executive Officer's benefits  under
    all retirement plans, for which information is provided
    in  the  Pension Benefits table on page  1,  determined
    using  interest  rate  and mortality  rate  assumptions
    consistent  with  those  used in  Seaboard's  financial
    statements:    H.   Bresky,  $3,216,999;   S.   Bresky,
    $990,491;  R. Steer, $586,459; R. Brenneman,  $401,258;
    E.  Gonzalez, $134,274; and D. Dannov, $119,506.   Also
    reflects  the  above-market earnings  on  non-qualified
    deferred  compensation  under  the  Executive  Deferred
    Compensation Plan described below (for H. Bresky),  and
    under  the Investment Option Plan described below  (for
    all   Named   Executive  Officers),  in  the  following
    amounts:   H.  Bresky, $222,368; S.  Bresky,  $113,461;
    R.   Steer,   $110,457;  R.  Brenneman,  $44,812;   and
    D. Dannov, $3,098.

(4) Included  in  All  Other  Compensation  are  the
    benefits  earned  under  the  Non-Qualified  Deferred
    Compensation   Plan   and  the   Executive   Deferred
    Compensation Plan for 2006, such plan being described
    below under "Benefit Plans."  These amounts for  2006
    are as follows:  H. Bresky $80,791; S. Bresky $39,176;
    R.  Steer $38,732; R. Brenneman $36,404; E. Gonzalez,
    $17,487; and D. Dannov, $6,080.

    Also  included  in  All  Other Compensation  are  the
    amounts  paid in 2007 for unused 2006 paid  time  off
    in   the  following  amounts:   H.  Bresky,  $77,077;
    S.  Bresky,  $5,596; R. Steer, $18,654; R. Brenneman,
    $15,769;   E.  Gonzalez,  $11,538;  and  D.   Dannov,
    $5,192.

    Also   included   in   All  Other   Compensation   is
    Seaboard's  contributions to  its  401(k)  Retirement
    Savings   Plan  on  behalf  of  the  Named  Executive
    Officers,  amounts  paid  for  disability  and   life
    insurance   and  individual  perquisites,   including
    amounts  paid  as  an automobile allowance  and  fuel
    card  usage, with a gross-up for related taxes.   For
    H.  Bresky,  All Other Compensation also  includes  a
    perquisite   in  an  amount  equal  to  the   taxable
    compensation  per  the  Internal  Revenue   Service's
    Annual   Lease  Value  Table  for  two  company-owned
    vehicles assigned to him for his personal use  for  a
    portion  of 2006, with a gross-up for related  taxes,
    and  the  taxable equivalent, grossed up for  related
    taxes,  for  personal  usage of Seaboard's  airplane.
    Reimbursement  for  taxes owed  on  the  above-stated
    items   total  as  follows  for  each  of  the  Named
    Executive  Officers:  H. Bresky, $10,523; S.  Bresky,
    $8,911;  R.  Steer,  $9,475;  R.  Brenneman,  $9,780;
    E. Gonzalez, $18; and D. Dannov, $6,756.

(5) H. Bresky retired as President and Chief Executive
    Officer in July 2006, at which time, S. Bresky was promoted to these positions.

(6) D.  Dannov was promoted to President of  Seaboard
    Overseas and Trading Group in August 2006.

                EMPLOYMENT ARRANGEMENTS
             WITH NAMED EXECUTIVE OFFICERS

  Seaboard and each of the Named Executive Officers, other than H. Bresky, are parties to an Employment
Agreement.

  Each  of  the  Employment  Agreements  contains   the
following principal terms: (i) a current term  of  five
years, commencing July 1, 2006, renewed annually for  a
like  term  of five years, unless Seaboard furnishes  a
written  notice  of  non-renewal;  (ii)  payment  of  a
minimum  base  salary in the amounts  of  $440,000  for
S.  Bresky  and  R. Steer; $370,000 for  R.  Brenneman;
$225,000  for E. Gonzalez and D. Dannov; (iii)  payment
of  an  annual minimum bonus in the amounts of $450,000
for  S. Bresky and R. Steer; $400,000 for R. Brenneman;
and $250,000 for E. Gonzalez  and D. Dannov; (iv)  upon
the death or  termination  of the employee's employment
by  Seaboard  due  to  disability  or  for  "Cause" (as
defined) or  by the  employee without "Good Reason" (as
defined), payment to the employee of his accrued salary
and pro-rata bonus (based on the amount  paid  for  the
previous   year)   through  the  date  of   termination
(collectively, "Accrued Compensation"), payable  within
30   days  of  termination;  (v)  upon  an  involuntary
termination   of  the  employee's  employment   without
"Cause,"  or  a resignation by the employee  for  "Good
Reason,"  payment  to  the  employee  of  his   Accrued
Compensation and a severance ("Severance") equal to his
then  salary and most recent bonus for the  balance  of
the  term of the Employment Agreement, but not for less
than  one  year  with  respect  to  salary,  with   the
Severance  based  on  the  employee's  salary  paid  in
installments at the regular payroll payment  dates  for
one  year, with the balance of the Severance  based  on
salary and the Severance based on the employee's  bonus
paid pursuant to a lump sum at the one year anniversary
date   of   the   termination;  (vi)   confidentiality,
non-competition  and non-solicitation provisions  which
apply during the employee's employment and for a period
of  one  year after the termination of such employment,
or  two years, if the employee voluntarily resigns  for
any  reason other than for "Good Reason"; (vii) in  the
event the employee breaches any of the confidentiality,
non-competition    or   non-solicitation    provisions,
Seaboard  will not pay the Severance, and the  employee
must return all Severance already received; (viii) upon
an involuntary termination of the employee's employment
without  "Cause," or a resignation by the employee  for
"Good   Reason,"  Seaboard  must  provide  outplacement
services for up to 90 days, with an estimated  cost  to
Seaboard   of  $35,000  if  the  termination   occurred
December  31, 2006; and (ix) under Seaboard's Executive
Retirement Plan, years of service credit accrues for the term of the severance period, and the final average earnings calculation under this plan is determined utilizing the base salary and bonus paid during the severance period.

  Following is a summary of the amounts which would  be
paid by Seaboard to each Named Executive Officer (other
than   H.  Bresky)  if,  on  December  31,  2006,   his
employment   was   involuntarily   terminated   without
"Cause," or if he resigned for "Good Reason":

                     Accrued Bonus
                   through 12/31/06       Severance Payable  Lump Sum Severance
                   -Payable 30 days          Over One Year    Payable One Year
                  After Termination Date    in Installments   After Termination
                          ($)                     ($)                ($)

  Steven J. Bresky       1,000,000              485,000           6,197,500
  Robert L. Steer        1,000,000              485,000           6,197,500
  Rodney K. Brenneman    1,000,000              410,000           5,935,000
  Edward A. Gonzalez       500,000              300,000           3,300,000
  David M. Dannov          250,000              225,000           1,912,500

  The  Board of Directors has approved for each of  the
Named  Executive Officers the right to  use  Seaboard's
airplane  for  personal use.  S. Bresky and  H.  Bresky
each  have  been allotted 30 hours of flight  time  for
personal  use.   Each  of  the  other  Named  Executive
Officers have been allotted 10 hours of flight time for personal use, and the right to use additional flight time hours for personal use by reimbursing Seaboard for the variable incremental cost to Seaboard for this flight time (primarily the occupied hourly rate charge and the fuel surcharge). Seaboard also will pay each of the Named Executive Officers a "tax gross-up" of the estimated federal and state income taxes each will incur as a consequence of this benefit.

                     BENEFIT PLANS

Executive Retirement Plan

  The  Seaboard  Corporation Executive Retirement  Plan
(the  "Executive Retirement Plan") provides  retirement
benefits  for  a  select  group  of  the  officers  and
managers, including the Named Executive Officers.   The
Executive   Retirement  Plan  was   amended   effective
November  2004 to give credit for all years of  service
with  Seaboard,  both  before  and  after  becoming   a
participant.  For  years of service before  becoming  a
participant (pre-participation service), the benefit is
equal to 0.65 percent of the final average remuneration
(salary  plus  bonus)  of  the  participant,  plus  0.5
percent   of   final   average   remuneration   of  the
participant  in  excess   of   Social  Security Covered
Compensation, all  multiplied   by   the  participant's
pre-participation  service.   For   years   of  service
after   becoming   a   participant  (post-participation
service), the  benefit is  equal to 2.5 percent of  the
final   average  remuneration   of   the   participant,
multiplied  by   the  participant's   years   of  post-
participation service. This  amount  is  reduced by the
following: (i) the amount  such participant has accrued
under the Seaboard Corporation  Pension Plan (described
below);  (ii)  the amount,  if  any, of frozen benefits
earned  under  the  Executive  Retirement Plan prior to
December 31,  1996,  pursuant  to the Frozen  Executive
Benefit Plan described below; (iii)  the benefit earned
under  the  Executive  Retirement Plan from 1994 though
1996 that resulted  in cash payments from the Plan that
were based on the cost  to  purchase  such benefit; and
(iv) the amount  of  any  benefit   described   in  the
Supplemental Executive Retirement Plan  for  H.  Bresky
described   below.   Benefits   under   the   Executive
Retirement  Plan   are   currently   unfunded.   As  of
December 31,  2006,  all   of   the   Named   Executive
Officers were fully vested, as defined in the Executive
Retirement Plan.  Payment of Executive Retirement  Plan
benefits  begins  upon  the
earlier  of:   normal retirement at age  62  or  older,
death, separation of service (provided the employee  is
at  least  55  years  old,  has  at least 10  years  of
service  and  has been a participant in  the  plan  for
5  years  after November 2004) or any change of control
of   Seaboard.   Subject  to  certain  conditions,  the
benefit  is  paid  pursuant  to  a  "Single  Lump   Sum
Payment,"  which is equivalent in value to the  benefit
described above, payable in "Single Life Annuity" form.
The Executive Retirement Plan allows for optional forms
of  payment  under certain circumstances.  The  Pension
Benefits  table below shows the present  value  of  the
accumulative  benefit that would be payable  under  the
Executive Retirement Plan at the earliest unreduced age
(i.e.,    age    62)    for    pre-participation    and
post-participation  service  (note  that   each   Named
Executive began participation on January 1, 1994, with the exception of E. Gonzalez, who became a participant on January 1, 2005).

  The compensation for purposes of determining the pension benefits consists of salary and bonus. None of the benefits payable contain an offset for social security benefits.

  In February 2007, H. Bresky received a lump sum payment under the Executive Retirement Plan equal to $8,708,779 as his benefit under this plan.

  Following  is a summary of the present value  of  the
additional Executive Retirement Plan benefits for  each
Named  Executive Officer (other than H.  Bresky)  under
his  Employment Agreement if, on December 31, 2006, his
employment   was   involuntarily   terminated   without
"Cause," or if he resigned for "Good Reason":

                           Present Value of Executive
                           Retirement Plan Benefit (1)
             Name                      ($)

          Steven J. Bresky         3,673,740
          Robert L. Steer          2,342,578
          Rodney K. Brenneman      1,722,975
          Edward A. Gonzalez         764,285
          David M. Dannov            496,110

(1) Assumes   a   retirement   age  of 62  for  each  Named
    Executive  Officer.  The value of the  accrued  benefit
    is   based   on   the   same   assumptions   used   for
    determining   the  present  value  of  the  accumulated
    benefit  of the Pension Benefits, as set forth  in  the
    Pension  Benefits table on page 1 below.   Pursuant  to
    the  Employment  Agreement  for  each  Named  Executive
    Officer, years of service credit accrues for the term of the severance period, and the final average earnings calculation is determined using the base salary and bonus paid during the severance period.

Frozen Executive Benefit Plan

  H.  Bresky  is  100 percent vested  in  an  Executive
Benefit Plan, frozen effective December 31, 1996, in which commencing August 2006, H. Bresky began receiving an annual benefit of $22,500 (payable in biweekly installments). The form of benefit payment is pursuant to a "Ten-Year Certain and Continuous Annuity." This means H. Bresky will receive a monthly annuity benefit for his lifetime and, if he dies while in the ten-year certain period, the balance of the ten-year benefit will be paid to his designated beneficiary. The amount of benefit payable under the Executive Benefit Plan reduced the benefit payable to H. Bresky under the Executive Retirement Plan.

Seaboard Corporation Pension Plan

  The  Seaboard  Corporation Pension Plan ("the  Plan")
provides defined benefits for its domestic salaried and
clerical  employees  upon  retirement.   Beginning   in
fiscal  1997,  each  of the individuals  named  in  the
Summary  Compensation Table participates in this  Plan.
Benefits  under this Plan generally are based upon  the
number  of years of service and a percentage  of  final
average  remuneration (salary plus bonus),  subject  to
limitation  under  applicable  federal  law.    As   of
December  31, 2006, all of the Named Executive Officers
were  fully vested, as defined in the Plan.  Under  the
Plan, the benefit payment for a married participant  is
pursuant  to a "50 Percent Joint and Survivor Annuity."
This  means  the  participant will  receive  a  monthly
annuity  benefit for his/her lifetime, and an  eligible
surviving spouse will receive a lifetime annuity  equal
to  50  percent  of  the  participant's  benefit.   The
payment of the benefit for an unmarried participant  is
pursuant  to a "Single Life Annuity."  The Plan  allows
for   optional   forms   of   payment   under   certain
circumstances.   The normal retirement  age  under  the
Plan  is  age  65.   However,  unreduced  benefits  are
available  at  age 62 with five years of service.   The
Pension Benefits table below shows the present value of the accumulated benefits that would be payable under the Plan at the earliest unreduced commencement age
(i.e., age 62).

  The compensation for purposes of determining the pension benefits consists of salary and bonus. None of the benefits payable contain an offset for social security benefits.

  Each  of  the Named Executive Officers is 100 percent
vested  under a particular defined benefit  ("Benefit")
that  was  frozen at December 31, 1993 as part  of  the
Plan.   A  definitive  actuarial determination  of  the
benefit  amounts was made in 1995.  The annual  amounts
payable  upon retirement after attaining age  62  under
this  Benefit  are  as  follows:   S.  Bresky  $32,796,
R.  Steer  $15,490;  R. Brenneman $6,540;  E.  Gonzalez
$2,643; and D. Dannov $8,346.  Under this Benefit,  the
payment  of  the  benefit for a married participant  is
pursuant   to   a  "Ten-Year  Certain  and   Continuous
Annuity."   This means the participant would receive  a
monthly  annuity benefit for his/her lifetime  and,  if
the  participant  dies  while in the  ten-year  certain
period,  the balance of the ten-year benefit  would  be
paid to his/her designated beneficiary.  The payment of
the benefit for an unmarried participant is pursuant to
a "Single Life Annuity."  If the participant dies while
employed  by Seaboard or after retirement,  but  before
the commencement of benefits, monthly payments would be
made to the participant's beneficiary in the form of  a
100  percent  joint  and survivor  benefit.   The  Plan
allows for optional forms of payment under certain circumstances.

  Commencing  August  2006,  pursuant  to   the   Plan,
H.   Bresky  began  receiving  an  annual  benefit   of
$124,376.16  (payable  in monthly  installments).   The
form  of  benefit is pursuant to a "Joint and  Survivor
Annuity."  This means H. Bresky will receive a  monthly
annuity   benefit   for  his  lifetime,   and   if   he
pre-deceases his wife, she would continue to receive the same benefit until her death.

Supplemental    Executive    Retirement    Plan     for
H. Harry Bresky

  Commencing  August 2006, H. Bresky began receiving  a
supplementary annual pension in the amount of  $410,088
per  year  (payable  in biweekly installments).   Under
this agreement, the benefit payment is pursuant to a "Ten-Year Certain and Continuous Annuity." This means
H. Bresky will receive a monthly annuity benefit for his lifetime and, if H. Bresky dies while in the ten-year certain period, the balance of the ten-year benefit will be paid to his designated beneficiary.
The amount of benefit payable under this agreement reduces the benefit payable to H. Bresky under the Executive Retirement Plan described above.

                   Pension Benefits

  The  following table sets forth the Years  of  Credit
Service, the Present Value of the Accumulated Benefit, and the Payments during the last Fiscal Year pursuant to the above-described retirement plans for each of the Named Executive Officers.

                                                         Present     Payments
                                               Years of  Value of     During
                                               Credited Accumulated Last Fiscal
                                                Service   Benefit      Year
   Name                   Plan Name                 (#)     ($)        ($)

H. Harry Bresky  Executive Retirement Plan           58   8,708,779    - 0 -
                 Seaboard Corporation Pension Plan   34   1,097,581  123,917
                 Frozen Executive Benefit Plan      N/A     177,237    9,523
                 Supplemental Executive Retirement
                 Plan for H. Harry Bresky           N/A   3,230,345  173,499

Steven J. Bresky Executive Retirement Plan(1)        27   2,970,069    - 0 -
                 Seaboard Corporation Pension Plan   24     384,393    - 0 -

Robert L. Steer  Executive Retirement Plan(1)        22   1,948,502    - 0 -
                 Seaboard Corporation Pension Plan   19     176,237    - 0 -

Rodney K.        Executive Retirement Plan(1)        17   1,069,672    - 0 -
Brenneman        Seaboard Corporation Pension Plan   14     101,654    - 0 -

Edward A.        Executive Retirement Plan(1)        17     176,181    - 0 -
Gonzalez         Seaboard Corporation Pension Plan   17      97,168    - 0 -

David M.         Executive Retirement Plan(1)        19     365,846    - 0 -
Dannov           Seaboard Corporation Pension Plan   16     127,238    - 0 -

(1) Credited  years  of post-participation  service
    for   each   of  the  Named  Executive  Officers   is
    13  years,  with  the exception of E. Gonzalez  whose
    credited years of post-participation service  is  two
    years.    The  credited  years  of  pre-participation
    service for each of the Named Executive Officers is as follows: S. Bresky 14; R. Steer 9; R. Brenneman
    4; E. Gonzalez 15; and D. Dannov 6.

Non-Qualified Deferred Compensation Plan

  In  2005,  Seaboard adopted the Seaboard  Corporation
Non-Qualified Deferred Compensation Plan (the "Deferred
Compensation  Plan"), which gives  a  select  group  of
management or highly-compensated employees the right to
defer  salary  and bonus, to be paid by Seaboard  at  a
later time, all in accordance with applicable ERISA and
income  tax laws and regulations.  No income taxes  are
payable   by  the  participants  on  amounts   deferred
pursuant  to the Deferred Compensation Plan until  they
are paid to the participant.  The Deferred Compensation
Plan  also  provides for a company contribution  to  be
credited   to  participants  in  an  amount  equal   to
Seaboard's  401(k)  Retirement  Savings  Plan  matching
percentage,  currently 3 percent, of each participant's
deferral   pursuant   to  the   Plan,   and   of   each
participant's annual compensation in excess of the  Tax
Code limitation on the amount of compensation that  can
be   taken   into   account  under  Seaboard's   401(k)
Retirement Savings Plan.  The amount of such limitation
in   2006  for  Seaboard  was  $210,000.   All  amounts
deferred  and  all company contributions  credited  are
included  in  the  amounts  reported  in  the   Summary
Compensation Table above.

                           Non-Qualified Deferred Compensation Plan
                                                                      Aggregate
                     Executive    Registrant  Aggregate                Balance
                  Contributions Contributions Earnings   Aggregate     at Last
                     in Last       in Last     in Last   Withdrawals/   Fiscal
                  Fiscal Year(1) Fiscal Year Fiscal Year Distributions Year End
   Name                ($)           ($)        ($)           ($)        ($)

Steven J. Bresky     328,800       18,854      30,493       - 0 -      378,147
Robert L. Steer      317,800       21,524      31,210       - 0 -      370,534
Rodney K. Brenneman  323,300       15,014      31,062       - 0 -      369,376
Edward A. Gonzalez    70,000        7,188       5,409       - 0 -       82,597
David M. Dannov        - 0 -        2,886         288       - 0 -        3,174

(1) Represents bonus earned in 2005 and deferred when paid in 2006, except for E. Gonzalez which represents 2006 salary deferred.

Investment Option Plan

  For  the  years  2001-2004, Seaboard established  the
Investment  Option  Plan which  allowed  executives  to
reduce their compensation in exchange for an option  to
acquire   interests  measured  by  reference   to   two
alternative  investments.   However,  as  a  result  of
U.S. tax legislation passed in October 2004, reductions
to compensation after 2004 were no longer allowed.  The
exercise   price   for  each  investment   option   was
established based upon the fair market value of the underlying investment on the date of grant.

                                    Investment Option Plan (1)
                                                                         Net
                                                   Aggregate          Aggregate
                     Aggregate                      Balance  Exercise  Balance
                     Earnings        Aggregate      at Last    Price   at Last
                      in Last       Withdrawals/     Fiscal     for     Fiscal
                   Fiscal Year(2)   Distributions   Year End   Option  Year End
 Name                   ($)              ($)          ($)        ($)     ($)

H. Harry Bresky        505,823          - 0 -      5,030,911  918,132 4,112,779
Steven J. Bresky       464,936          - 0 -      4,381,841  783,672 3,598,169
Robert L. Steer        460,068          - 0 -      4,335,967  758,737 3,577,230
Rodney K. Brenneman    183,800          - 0 -      1,912,093  362,680 1,549,413
Edward A. Gonzalez       - 0 -          - 0 -          - 0 -    - 0 -     - 0 -
David M. Dannov         12,964          - 0 -        122,185   21,629   100,556

(1) Neither  Registrant  nor  any  of  the   Named
    Executive Officers made any contributions to the Investment Option Plan in 2006.

(2) Includes above-market earnings, the amount of which for each of the Named Executive Officers for 2006 is included in the Summary Compensation Table
    (see Footnote 3 thereof).

Executive Deferred Compensation Plan

  The  Executive  Deferred Compensation  Plan  requires
the deferral of salary and bonus on a pre-tax basis for
executives  whose compensation exceeds $1 million  (the
maximum     allowable    deductible    amount     under
Section  162(m)  of the Code), and who  the  Board  has
designated  to participate in the plan.  To  date,  the
Board has only designated H. Bresky as a participant in
the  plan.   Beginning in 2005, the Executive  Deferred
Compensation   Plan  also  provides   for   a   company
contribution  to  be credited to a  participant  in  an
amount  equal to Seaboard's 401(k) matching  percentage
(currently 3%) of the amount deferred pursuant  to  the
Plan,   and   in  addition,  such  matching  percentage
(currently 3%) of the participant's annual compensation in excess of the Tax Code limitation on the amount of compensation that can be taken into account under Seaboard's 401(k) Retirement Savings Plan. The amount of such limitation in 2006 for Seaboard was $210,000.
All amounts deferred and all company contributions credited are included in the amounts deferred in the Summary Compensation Table above.

                         Executive Deferred Compensation Plan

                                                                     Aggregate
              Executive      Registrant   Aggregate                   Balance
            Contributions  Contributions  Earnings      Aggregate     at Last
               in Last        in Last     in Last      Withdrawals/   Fiscal
            Fiscal Year(1) Fiscal Year Fiscal Year(2) Distributions Year End(3)
   Name          ($)           ($)         ($)             ($)         ($)

H. Harry Bresky 2,000,000    131,793     343,089          - 0 -     4,646,567

(1) Represents bonus earned in 2005 and deferred when paid in 2006.

(2) Interest  on the balance deferred  pursuant  to
    the  Plan  accrues at 8 percent per annum,  which  is
    considered   above  market.   The   amount   of   the
    above-market interest for 2006, $94,453, is  included
    in  the  Summary Compensation table (see  Footnote  3
    thereof).

(3) This   amount  was  paid  to  H.   Bresky   in
    February 2007, together with applicable interest.

Retiree Medical Benefit Plan

  The  Seaboard  Corporation  Retiree  Medical  Benefit
Plan  provides  family  medical  insurance  to  certain
members  of management, including each Named  Executive
Officer,  upon  his  retirement in  the  event  he  has
attained age 50, and has completed at least 15 years of
service.   This benefit is also furnished in the  event
the    Named   Executive   Officer's   employment    is
involuntarily  terminated  (other  than  if  the  Named
Executive  Officer  unlawfully  converted  a   material
amount of funds), or in the event of a change of control of Seaboard. H. Bresky began receiving this benefit as of November 1, 2006 at a cost to Seaboard totaling $46,716 for 2006.

  Following is a summary of the present value cost to Seaboard of this benefit, assuming that this benefit was triggered and said medical insurance began to be furnished on December 31, 2006.

                                   Present Value of
                              Retiree Medical Benefit(1)
             Name                        ($)

          H. Harry Bresky              82,355
          Steven J. Bresky            250,054
          Robert L. Steer             289,734
          Rodney K. Brenneman         302,580
          Edward A. Gonzalez          305,723
          David M. Dannov(2)            - 0 -

(1) To  calculate the present value of this benefit, the
    assumptions  for  claims costs,  health  care  trend,
    aging on claims, mortality and interest rate are  the
    same   as   were  used  to  accrue  a  liability   on
    Seaboard's balance sheet.

(2) D. Dannov became eligible to become a participant in the plan in 2007.

Executive Long-Term Disability Plan

  The    Seaboard   Corporation   Executive   Long-Term
Disability Plan provides disability pay continuation to
certain  members  of  management, including  R.  Steer,
R.  Brenneman,  E.  Gonzalez  and  D.  Dannov  upon   a
long-term   illness   or  injury  that   prevents   the
participant  from  being able to  perform  his  duties.
Benefits are payable following a 90 day elimination  or
waiting  period.   In  conjunction  with  the  Seaboard
Corporation  Group Long-Term Disability Plan,  benefits
payable are equal to 70 percent of participant's salary
and  bonus,  up to $23,000 per month for R.  Steer  and
R.   Brenneman,  and  up  to  $18,000  per  month   for
E. Gonzalez and D. Dannov.


          COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

  The   Board  of  Directors  has  responsibility   for
establishing,  implementing  and  monitoring  adherence
with  Seaboard's  compensation philosophy.   The  Board
ensures  that the total compensation paid to the  Named
Executive Officers is fair, reasonable and competitive.

Compensation Philosophy and Objectives

  Seaboard  maintains the philosophy that determination
of compensation for its executive officers by the Board
of  Directors is primarily based upon recognition  that
these   officers   are  responsible  for   implementing
Seaboard's long-term strategic objectives.   The  Board
evaluates  both performance and compensation to  ensure
that  Seaboard  maintains its ability  to  attract  and
retain  superior employees in key positions,  and  that
compensation   provided   to  key   employees   remains
competitive relative to compensation paid to  similarly
situated  executives  of our peer companies.   Seaboard
does not maintain any equity compensation plans, such as stock grants or stock options, unlike most of Seaboard's peer companies.

  Seaboard has entered into employment agreements with each of the Named Executive Officers (other than H. Bresky), agreeing to pay a minimum base salary and bonus and severance in the event of any termination by Seaboard without cause, and non-competition provisions which restrict the employee from accepting employment with competitors of Seaboard. The Board believes that this balance of providing assurance to the executives of minimum compensation, coupled with restrictions on leaving the Company and taking alternative employment is consistent with Seaboard's objective to attract and retain top executive employees.

  It  is  the  Board's philosophy that the compensation
of  its  Named Executive Officers should not be subject
to  dramatic increases or decreases based on short-term
operating  performance.   For example,  in  years  when
Seaboard  has higher than historical average  operating
results,  bonuses of the Named Executive  Officers  are
generally  higher, but not reflective of the  potential
compensation that would have been paid to the executive
through equity compensation if Seaboard maintained  any
equity  compensation  plans.   Likewise,  bonuses   for
executives generally do not decline significantly in a year when Seaboard has lower than historical average operating results.

Setting Executive Compensation

  Based  on  the  foregoing objectives,  the  Board  of
Directors establishes compensation based upon a  review
of  Company performance, compensation market  data  and
individual  performance.   In  furtherance   of   this,
Watson  Wyatt  &  Company,  an  outside  global   human
resources consulting firm, conducts an annual review of
Seaboard's  total compensation program  for  the  Named
Executive Officers.  The Watson Wyatt report sets forth
a  competitive market assessment of the Named Executive
Officers,  utilizing  published  survey  data   and   a
comparison  of total compensation against a peer  group
of   publicly-traded   and   privately-held   companies
(collectively,  the "Compensation  Peer  Group").   The
Compensation Peer Group comprises companies in the same
general industries as that of Seaboard and/or similarly
sized  companies  in  terms  of  total  revenues.   The
companies comprising the Compensation Peer Group are:

      -  Westlake Chemical Corp.      -  Smithfield Foods Inc.

      -  Greif Inc.                   -  Pilgrims Pride Corp.

      -  Gold Kist Inc.               -  Hormel Foods Corp.

      -  FMC Corp.                    -  Weatherford International Ltd.

      -  Sensient  Technologies Corp. -  Potash Corp. of Saskatchewan, Inc.

      -  Premium Standard Farms Inc.  -  McCormick & Co. Inc.

  A    significant   factor   in   determining    total
compensation  is  that  most of the  Compensation  Peer
Group provides long-term incentive compensation, such as stock grants or stock options. Seaboard does not maintain any equity compensation plans.

2006 Executive Compensation Components

  For the fiscal year ended December 31, 2006, the principal components of compensation for the Named
Executive Officers were:

     -   Base salary;

     -   Bonus;

     -   Retirement and other benefits; and

     -   Perquisites and other personal benefits.

  Salaries   and  Bonuses.   To  establish   the   base
salaries and bonuses for the Named Executive Officers, the Board of Directors primarily considers:

     -   Market data provided by Watson Wyatt;

     - Individual review of the executive's compensation, both individually and relative to other officers;

     -   Individual performance of the executive; and

     -   Seaboard's operating results.

To   determine  the  specific  salary  and   bonus,   a
comparison  to  the public survey data  and  the  total
compensation   by  the  Competitive   Peer   Group   is
undertaken.   The  2006 bonuses of the Named  Executive
Officers  are reflective of the continued  higher  than
historical  average operating results of  Seaboard  for
2006  and an evaluation of the market data.  The amount
of  bonuses is more dependent upon Seaboard's operating
results than base salaries.  The bonuses also recognize
that  if  Seaboard  maintained an  equity  compensation
plan,   such  as  a  stock  option  plan,  because   of
Seaboard's operating results and the increase in the market price of its shares, the compensation earned would have been significant.

  Retirement  and Other Benefits.  Each  of  the  Named
Executive  Officers is a participant in  the  Executive
Retirement Plan. The benefit under this plan is equal to 2.5 percent of the final average remuneration
(salary plus bonus) of the participant, multiplied by the participant's years of service in the plan after January 1, 1997. The exact amount of the benefit, the offsets thereto, and the benefit for years of service prior to January 1, 1997 are set forth in more detail on pages 1 to 1 of Seaboard's Proxy statement.

  Seaboard  also  maintains a tax-qualified  retirement
savings   plan,  to  which  all  U.S.-based  employees,
including  the Named Executive Officers,  are  able  to
contribute  the  lesser of up to 22  percent  of  their
annual  compensation, or the limit  prescribed  by  the
Internal   Revenue   Service.   Seaboard   will   match
100 percent of the first 3 percent of compensation that is contributed to the Plan. All matching contributions vest fully after completing 5 years of service.

  The  Named Executive Officers, in addition to certain
other  executives, are entitled to participate  in  the
Non-Qualified Deferred Compensation Plan,  which  gives
participants the right to defer salary and bonus to  be
paid  by  Seaboard at a later time, all  in  accordance
with   applicable  ERISA  and  income  tax   laws   and
regulations.

  Seaboard  also  maintains  for  each  of  the   Named
Executive  Officers  and certain other  executives  the
Seaboard  Corporation  Retiree  Medical  Benefit  Plan,
which   provides  family  medical  insurance  to   each
participant  upon his retirement in the  event  he  has
(i)  attained  age  50, and has at least  15  years  of
service;   or  (ii)  in  the  event  the  participant's
employment is involuntarily terminated (other than if the participant unlawfully converted a material amount of funds); or (iii) in the event of a change of control of Seaboard.

  The  Board  believes that Seaboard's  retirement  and
other  benefits are consistent with the  philosophy  of
Seaboard   to   provide  security  and   stability   of
employment  to  the  Named  Executive  Officers  as   a
mechanism to attract and retain these employees.

  Perquisites  and  Other Personal Benefits.   Seaboard
provides  the Named Executive Officers with perquisites
and   other  benefits  that  the  Board  believes   are
reasonable and consistent with its overall compensation program to better enable Seaboard to attract and retain superior employees for key positions. These include an automobile allowance and gas charging privileges, life insurance, disability insurance, personal use of the Company's airplane up to a specified number of hours, and paid time off and pay for unused paid time off.

Tax Implications

  Pursuant  to  Section 162(m) of the Internal  Revenue
Code, compensation in excess of $1 million paid to  the
Named Executive Officers (except for H. Bresky) is  not
deductible  by Seaboard, subject to certain exceptions.
The  Board  of Directors has considered the  effect  of
Section  162(m)  of  the Code on  Seaboard's  executive
compensation, and to assure that Seaboard does not lose
deductions for compensation paid to the Named Executive
Officers,  the  Named  Executive Officers  (except  for
H.  Bresky)  have  agreed  to defer,  pursuant  to  the
Non-Qualified   Deferred   Compensation    Plan,    any
compensation in excess of $1 million.


             COMPENSATION COMMITTEE REPORT

  The  entire Board of Directors, other than H. Bresky,
(in the absence of a compensation committee) has reviewed and discussed the Compensation Discussion and Analysis set forth above with management, and based on this review and discussions, has determined that the Compensation Discussion and Analysis be included in Seaboard's Annual Report on Form 10-K and this proxy statement.

  The   Board   of   Directors   is   responsible   for
establishing  the compensation for each  of  the  Named
Executive  Officers.  To assist the Board of  Directors
in  determining 2006 bonuses and 2007 salaries for  the
Named    Executive    Officers,    Seaboard    retained
Watson  Wyatt & Company to conduct a Competitive Market
Assessment.  At the request of Robert Steer, Seaboard's
Senior   Vice   President,  Chief  Financial   Officer,
Peter   Mirakian  Sr.,  Seaboard's  Director  of  Human
Resources, engaged Watson Wyatt to conduct a survey  of
the  compensation  of the top five
executives  at  peer  companies,  and   to   conduct  a
general  survey  of  the compensation for the five most
highly-paid positions at Seaboard.  Watson  Wyatt  then
prepared   a   report summarizing   the  peer  analysis
and   surveys,   and conducted  a  comparative analysis
to the  compensation  being  paid by Seaboard for these
positions.  A draft of the  report   was   reviewed  by
P. Mirakian, Steven J. Bresky, Seaboard's President and Chief Executive Officer, and R. Steer, and the final report was delivered to the Board of Directors.

  S.  Bresky  and  R. Steer discussed recommended  2006
bonuses  and  2007  salaries  for  each  of  the  Named
Executive  Officers, and a recommended 2006  bonus  for
H.   Bresky,  considering  the  Watson  Wyatt   report,
Seaboard's   performance,  and  each  Named   Executive
Officer's performance during 2006.  S. Bresky then sent
a  letter  to  each  of  the other  Board  of  Director
members,  setting  forth  the  2006  bonuses  and  2007
salaries he recommended that the Board approve for each
of  the Named Executive Officers and the 2006 bonus  he
recommended   for  H.  Bresky,  who  had   retired   in
July 2006.  The 2006 bonuses and 2007 salaries for  the
Named  Executive  Officers  were  determined  based  on
discussions by the Board of Directors at a  meeting  at
which   it   reviewed  the  Watson  Wyatt  report   and
S.  Bresky's  recommendation  letter.   S.  Bresky  and
David    M.   Becker,   Seaboard's   General   Counsel,
participated in the meeting. R. Steer participated only to describe to the Board of Directors the process utilized to retain Watson Wyatt and to describe his discussions with S. Bresky as to the recommended
2006 bonuses and 2007 salaries, and then he left the meeting.

  The members of the Board of Directors reviewing and discussing the Compensation Disclosure and Analysis are as follows:

 Steven J. Bresky    Joseph E. Rodrigues   David A. Adamsen
 Douglas W. Baena    Kevin M. Kennedy


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                     PARTICIPATION

  The   Board   of   Directors   first   appointed    a
Compensation  Committee in December 2005,  and  it  was
dissolved in December 2006.  The Compensation Committee
was    not    involved   with   determining   executive
compensation for 2006. Instead, the full Board of Directors (other than H. Bresky) participated in the consideration of executive and director compensation.
S. Bresky is a member of the Board of Directors of Seaboard and participates in decisions by the Board regarding executive compensation.

  During    2006,    Seaboard   paid   our    director,
J.  Rodrigues, $544,396 under the Executive  Retirement
Plan, the Seaboard Corporation Pension Plan and an individual retirement plan.

Related Party Transactions Procedures

  Seaboard has no formal policy or procedure that must be followed prior to any transaction, arrangement or relationship with a related person, as defined by SEC regulations (e.g., directors, executive officers, any 5 percent shareholder, or immediate family member of any of the foregoing).

  Seaboard  has a written conflict of interest  policy,
which  requires  directors, officers and  employees  to
conduct their non-work activities in a manner that does
not  conflict  with  the  best interests  of  Seaboard.
Annually,  all  officers  and  salaried  employees  are
required  to  complete  a  form  disclosing  all  known
conflicts  of interest.  Seaboard's Director  of  Human
Resources  and  Seaboard's General Counsel  review  and
approve  any disclosed conflicts of interest.   In  the
event  any  of  the  executive officers  disclosed  any
conflict of interest, Seaboard's General Counsel  would
discuss  the  conflict  with  Seaboard's  Senior   Vice
President,  Chief  Financial Officer and/or  Seaboard's
President and Chief Executive Officer. In the event the conflict involved Seaboard's President and Chief
Executive Officer and was otherwise material, the conflict would be reviewed and approved by Seaboard's
Board of Directors.

  In  addition to the procedures to review conflicts of
interest,  annually, Seaboard requires  each  director,
nominee  for  a  director and officer  of  Seaboard  to
complete  a questionnaire which requires disclosure  of
any  transaction  or  loan exceeding  $120,000  between
Seaboard and such person or any member of such person's
immediate   family.   Any  such  matters   which   were
disclosed  would  be  reviewed  by  Seaboard's  General
Counsel  and  discussed with Seaboard's  President  and
Chief  Executive Officer and/or Senior Vice  President,
Chief  Financial  Officer, and/or Seaboard's  Board  of
Directors, depending on the materiality of the  matter.
During   2006,   there  were  no  such  related   party
transactions in excess of $120,000.

  The     standards    applied    pursuant    to    the
above-described procedures are to provide comfort  that
any  conflict of interest or related party  transaction
is  on  an  arms-length  basis which  is  fair  to  the
Company.   This is principally accomplished by ensuring
that the Seaboard person entering into or approving the transaction on behalf of Seaboard is independent of the person with the conflict of interest or engaging in the related party transaction with Seaboard.


      ITEM 2:  SELECTION OF INDEPENDENT AUDITORS

  The  Audit  Committee of the Board of  Directors  has
selected  the independent registered public  accounting
firm of KPMG LLP as Seaboard's independent auditors  to
audit  the books, records and accounts of Seaboard  for
the  year ending December 31, 2007.  Stockholders  will
have  an  opportunity to vote at the annual meeting  on
whether  to  ratify the Audit Committee's  decision  in
this  regard.  Seaboard has been advised  by  KPMG  LLP
that  neither  it nor any member or associate  has  any
relationship  with  Seaboard  or  with   any   of   its
affiliates other than as independent accountants and auditors.

  Submission   of  the  selection  of  the  independent
auditors to the stockholders for ratification will not limit the authority of the Audit Committee to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated.
Submission to the stockholders of the selection of independent auditors is not required by Seaboard's bylaws.

  A representative of KPMG LLP is expected to be present at the annual meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  The Board of Directors recommends that you vote for approval of the selection of KPMG LLP.

Independent Auditors' Fees

  The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Seaboard's annual financial statements for 2006 and 2005, and fees billed for other services rendered by KPMG LLP during such years.

        Type of Fee               2006        2005

      Audit Fees(1)           $1,578,130  $1,488,878
      Audit-Related Fees(2)       20,540      16,353
      Tax Fees(3)                223,623     175,643
      All Other Fees(4)            6,414       2,758

(1) Audit  Fees,  including  those  for  statutory
    audits, include the aggregate fees paid by us  during
    2006  and 2005 for professional services rendered  by
    KPMG  LLP  for  the  audit of  our  annual  financial
    statements  and  internal  controls  over   financial
    reporting, and the review of financial statements included in our quarterly reports on Form 10-Q.

(2) Audit Related Fees include the aggregate fees paid by us during 2006 and 2005 for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit
    Fees.

(3) Tax Fees include the aggregate fees paid by  us
    during   2006  and  2005  for  professional  services
    rendered by KPMG LLP for tax compliance, tax advice and tax planning, including IRS audit support and transfer pricing studies.

(4) All Other Fees represent miscellaneous services performed in certain foreign countries.

Pre-Approval   of   Audit  and  Permissible   Non-Audit
Services

  The  Audit  Committee  has established  a  policy  to
pre-approve   all   audit  and  permissible   non-audit
services.    Prior to the engagement of the independent
auditor,  the Audit Committee pre-approves the services
by  category  of service.  Fees are estimated  and  the
Audit  Committee requires the independent  auditor  and
management  to  report  actual  fees  as  compared   to
budgeted  fees  by  category  of  service.   The  Audit
Committee has delegated pre-approval authority  to  the
Audit  Committee Chairman for engagements of less  than
$25,000.    For   informational  purposes   only,   any
pre-approval  decisions  made by  the  Audit  Committee
chairman  are  reported at the Audit  Committee's  next
scheduled  meeting.   The percentage  of  audit-related
fees, tax fees and all other fees that were approved by the Audit Committee for fiscal 2006 was 100 percent of the total fees incurred.

Audit Committee Report to Stockholders

  The  Audit  Committee  of Seaboard  is  comprised  of
three  directors who are "independent," as  defined  by
the  American  Stock  Exchange, and  operates  under  a
written  charter.   The  Audit  Committee  Charter   is
available      on      Seaboard's      website       at
www.seaboardcorp.com.

  The   Audit   Committee  has  reviewed  the   audited
financial statements for fiscal year 2006 and discussed
them with management and with the independent auditors,
KPMG  LLP.   The  Audit Committee also  discussed  with
KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Professional
Standards," as amended.

  The   Audit   Committee  has  received  the   written
disclosures   and  the  letter  from  the   independent
auditors  required  by  Independence  Standards   Board
Standard  No. 1, "Independence Discussions  with  Audit
Committees,"  as amended, and have discussed  with  the
independent  auditors  their independence.   The  Audit
Committee has concluded that the independent auditors currently meet applicable independence standards.

  The  Audit  Committee  has reviewed  the  independent
auditors'  fees  for audit and non-audit  services  for
fiscal  year  2006.   The  Audit  Committee  considered
whether such non-audit services are compatible with maintaining independent auditor independence and has concluded that they are compatible at this time.

  Based   on   its  review  of  the  audited  financial
statements and the various discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Seaboard's Annual Report on Form 10-K for the year ended December 31, 2006.

  The   foregoing  has  been  furnished  by  the  Audit
Committee:

 David A. Adamsen (Chair)       Douglas   W.  Baena

                  Kevin M. Kennedy


                     OTHER MATTERS

  The notice of meeting provides for the election of directors, the selection of independent auditors and for the transaction of such other business, as may properly come before the meeting. As of the date of this proxy statement, the Board of Directors does not intend to present to the meeting any other business, and it has not been informed of any business intended to be presented by others. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will take action and vote proxies, in accordance with their judgment of such matters.

  Action may be taken on the business to be transacted at the meeting on the date specified in the notice of meeting or on any date or dates to which such meeting may be adjourned.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based  solely on a review of the copies of reports
furnished to Seaboard and written representations  that
no  other reports were required, Seaboard believes that
during  fiscal  2006 all reports of ownership  required
under  Section 16(a) of the Securities Exchange Act  of
1934  for
directors   and   executive   officers  of Seaboard and
beneficial  owners    of   more   than  10  percent  of
Seaboard's common stock have been timely filed.


                 STOCKHOLDER PROPOSALS

  It  is  anticipated that the 2008 annual  meeting  of
stockholders  will  be held on  April  28,  2008.   Any
stockholder  who intends to present a proposal  at  the
2008  annual  meeting  must  deliver  the  proposal  to
Seaboard  at  9000  West 67th Street, Shawnee  Mission,
Kansas  66202,  Attention:  David  M.  Becker  by   the
applicable deadline below:

  - If the stockholder proposal is intended for inclusion in Seaboard's proxy materials for that meeting, Seaboard must receive the proposal no event later than November 27, 2007. Such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange
     Commission.

  - If the stockholder proposal is to be presented without inclusion in Seaboard's proxy materials for that meeting, Seaboard must receive the proposal no event later than February 25, 2008.

  Proxies solicited in connection with the 2008  annual
meeting  of  stockholders will confer on the  appointed
proxies  discretionary  voting  authority  to  vote  on
stockholder  proposals  that  are  not  presented   for
inclusion in the proxy materials, unless the proposing stockholder notifies Seaboard by February 25, 2008 that such proposal will be made at the meeting.

  The  Board  of Directors does not provide  a  process
for  stockholders to send communications to  the  Board
because  it  believes that the process available  under
applicable federal securities laws for stockholders  to
submit   proposals  for  consideration  at  the  annual
meeting is adequate.


                 FINANCIAL STATEMENTS

  The  consolidated  financial statements  of  Seaboard
for  the  fiscal year ended December 31, 2006, together
with  corresponding  consolidated financial  statements
for  the  fiscal  year  ended December  31,  2005,  are
contained  in  the  Annual Report which  is  mailed  to
stockholders  with  this proxy statement.   The  Annual
Report is not to be regarded as proxy solicitation material.


                ADDITIONAL INFORMATION

  Any   stockholder  desiring  additional   information
about  Seaboard  and its operations may,  upon  written
request,  obtain a copy of Seaboard's Annual Report  to
the  Securities and Exchange Commission  on  Form  10-K
without   charge.   Requests  should  be  directed   to
Shareholder Relations, Seaboard Corporation, 9000  West
67th Street, Shawnee Mission, Kansas 66202.  Seaboard's
Annual Report to the Securities and Exchange Commission on Form 10-K is also available on Seaboard's Internet website at www.seaboardcorp.com.

            HOUSEHOLDING OF PROXY MATERIALS

  The  Securities and Exchange Commission  has  adopted
rules   that   permit   companies  and   intermediaries
(including    brokers)   to   satisfy   the    delivery
requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

  This  year, a number of brokers with account  holders
who  are stockholders of Seaboard may be "householding"
our  proxy materials.  A single proxy statement may  be
delivered  to multiple stockholders sharing an  address
unless  contrary instructions have been  received  from
the  affected  stockholders.  Once  you  have  received
notice  from your broker that it will be "householding"
communications  to  your address,  "householding"  will
continue until you are notified otherwise or until  you
notify  your  broker or us that you no longer  wish  to
participate in "householding."  If, at any time, you no
longer wish to participate in "householding" and  would
prefer to receive a separate proxy statement and annual
report  in  the future you may (i) notify your  broker;
(ii)   direct  your  written  request  to:  Shareholder
Relations, Seaboard Corporation, 9000 West 67th Street,
Shawnee   Mission,  Kansas  66202;  or  (iii)   contact
Shareholder  Relations at (913) 676-8800.  Stockholders
who  currently  receive multiple copies  of  the  proxy
statement  at their address and would like  to  request
"householding"  of their communications should  contact
their  broker.  In addition, we will promptly  deliver,
upon  written  or  oral  request  to  the  address   or
telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.